Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

		Original	Beginning
	Certificate	Certificate	Certificate
Class	Rate	Balance	Balance	Interest	Principal
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000
AS-2	2.2700%	141,057,000.00	8,786,819.61	17,175.79	5,938,700.89
Factors per Thousand				0.12176489	42.10142630
AS-3	1.9600%	190,443,000.00	190,443,000.00	321,425.46	0.00
Factors per Thousand				1.68777776	0.00000000
MS-1	2.7200%	22,084,000.00	16,208,527.69	37,963.97	483,148.54
Factors per Thousand				1.71907127	21.87776399
MS-2	3.1200%	23,463,000.00	17,616,183.34	47,328.81	907,967.99
Factors per Thousand				2.01716788	38.69786430
BS	4.8700%	12,423,000.00	9,397,543.51	39,409.64	552,017.74
Factors per Thousand				3.17231265	44.43513966
Pool I		527,258,000.00	242,452,074.15	463,303.67	7,881,835.16
Totals				0.87870392	14.94872560
AN	2.3700%	55,395,000.00	17,800,893.79	36,328.66	669,868.88
Factors per Thousand				0.26365620	4.86159082
MN	3.1200%	2,229,000.00	1,856,098.81	4,986.72	416,063.46
Factors per Thousand				0.03619125	3.01959143
BN	4.8700%	4,457,000.00	4,457,000.00	18,690.92	0.00
Factors per Thousand				0.13564984	0.00000000
Pool II		62,081,000.00	24,113,992.60	60,006.30	1,085,932.34
Totals				0.11380823	2.05958438

Totals		589,339,000.00	266,566,066.75	523,309.97	8,967,767.50

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Current	Total Class		Ending
	Realized	Principal	Total	Certificate
Class	Loss	Distribution	Distribution	Balance
AS-1	0.00	0.00	0.00	0.00
Factors per Thousand		0.00000000	0.00000000	0.00000000
AS-2	0.00	5,938,700.89	5,955,876.68	2,848,118.72
Factors per Thousand		42.10142630	42.22319119	20.19126112
AS-3	0.00	0.00	321,425.46	190,443,000.00
Factors per Thousand		0.00000000	1.68777776	1000.00000000
MS-1	0.00	483,148.54	521,112.51	15,725,379.15
Factors per Thousand		21.87776399	23.59683527	712.07114427
MS-2	0.00	907,967.99	955,296.80	16,708,215.35
Factors per Thousand		38.69786430	40.71503218	712.10908025
BS	0.00	552,017.74	591,427.38	8,845,525.77
Factors per Thousand		44.43513966	47.60745231	712.02815504
Pool I	0.00	7,881,835.16	8,345,138.83	234,570,238.99
Totals		14.94872560	15.82742951	444.88701734
AN	0.00	669,868.88	706,197.54	17,131,024.91
Factors per Thousand		12.09258734	12.74839859	309.25218720
MN	0.00	416,063.46	421,050.18	1,440,035.35
Factors per Thousand		186.65924812	188.89644684	646.04546882
BN	0.00	0.00	18,690.92	4,457,000.00
Factors per Thousand		0.00000000	4.19361005	1000.00000000
Pool II	0.00	1,085,932.34	1,145,938.64	23,028,060.26
Totals		17.49218505	18.45876581	370.93571721

Totals	0.00	8,967,767.50	9,491,077.47	257,598,299.25

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	17,175.79	2.2700%	0.00	0.00	0.00	0.00
AS-3	321,425.46	1.9600%	0.00	0.00	0.00	0.00
MS-1	37,963.97	2.7200%	0.00	0.00	0.00	0.00
MS-2	47,328.81	3.1200%	0.00	0.00	0.00	0.00
BS	39,409.64	4.8700%	0.00	0.00	0.00	0.00
AN	36,328.66	2.3700%	0.00	0.00	0.00	0.00
MN	4,986.72	3.1200%	0.00	0.00	0.00	0.00
BN	18,690.92	4.8700%	0.00	0.00	0.00	0.00

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	8,715,238.89
Monthly Advances	0.00
(Servicing Fee)	(85,192.32)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	8,630,046.57

Bond Interest Distributed	463,303.67
Bond Principal Distributed	7,881,835.16
Escrow Fee	30,306.51
Amounts transferred to the Owner Trustee	254,601.23

8,630,046.57

Prior Three Months Weighted Average Loan Interest Rate

07/31/04	08/31/04	09/30/04
6.0700%	6.0700%	6.0744%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		270,142,128.28
Aggregate Ending Principal Balance of Loans		262,089,652.50
Principal Prepayments (No. / Amt)	9	6,812,620.38
Curtailments		13,334.88
Excess and Monthly Payments		580,423.67
Recoveries on Previous Realized Losses		(43,871.48)
Interest Received		1,352,731.44
Compensating Interest		3,885.21
Realized Losses (Current / Cumulative)	646,096.85	30,661,915.85
Excess Spread		730,057.46
Spread Amount		27,519,413.51
Specified Subordinated Amount		27,519,413.51
Weighted Average Loan Interest Rate		6.3817%
LIBOR Rate		1.8700%
Auction Rate		1.9600%

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	1,155,380.75
Monthly Advances	0.00
(Servicing Fee)	(8,437.36)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	1,146,943.39

Bond Interest Distributed	60,006.30
Bond Principal Distributed	1,085,932.34
Escrow Fee	1,004.75
Amounts transferred to the Owner Trustee	0.00

1,146,943.39

Prior Three Months Weighted Average Loan Interest Rate

07/31/04	08/31/04	09/30/04
6.1746%	6.1748%	6.1716%

Collateral Information

Accelerated Principal Distribution		63,231.76
Aggregate Beginning Principal Balance of Loans		27,176,937.09
Aggregate Ending Principal Balance of Loans		26,154,236.51
Principal Prepayments (Number / Amount)	3	791,818.03
Curtailments		0.00
Excess and Monthly Payments		230,882.55
Recoveries on Previous Realized Losses		2,500.00
Interest Received		130,180.17
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,782,100.21
Excess Spread		63,231.76
Spread Amount		4,903,919.35
Specified Subordinated Amount		4,903,919.35
LOC Available Amount		1,777,743.10
LOC Available Amount as percentage of Pool Principal Balance		7.72%
Weighted Average Loan Interest Rate		6.6468%
LIBOR Rate		1.8700%

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

Exhibit L

Outstanding Balance - Pool I	262,089,652.50
# Accounts	390

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	200	138,824,169.48	52.97%
Delinquent 30-59 Days	3	994,385.26	0.38%
Delinquent 60-89 Days	6	6,196,883.11	2.36%
Delinquent 90 and Over	3	2,952,909.91	1.13%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	212	148,968,347.76	56.84%

Outstanding Balance - Pool II	26,154,236.51
# Accounts	85

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	38	11,063,194.55	42.30%
Delinquent 30-59 Days	1	300,600.42	1.15%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	0	0.00	0.00%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	39	11,363,794.97	43.45%

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	62	1,000	734	751	756	460
(iii)	0	42	0	22	39	44	15
(v)	0	0	2	2	2	3	1
(vi)	0	48	0	0	0	0	13
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	20	1,000	712	712	712	445

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	321	833	1,000	388
(iii)	12	187	0	17
(v)	1	2	4	1
(vi)	14	0	0	13
(vii)	0	0	0	0
(viii)	4	0	0	4
(xv) (a, b & c)	309	646	1,000	371

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	10/31/2004 11/09/2004 11/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA	Susie Moy
Issuer Services	Phone: 212-525-1362
10 East 40th Street, 14th Floor	Fax: 212-525-1300
New York, NY 10016-0200